                                                  EXHIBIT 4.1




                        U.S. HOME CORPORATION
                NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1.  Purposes.

The purposes of the U.S. Home Corporation Non-Employee Directors' Stock Option Plan (the "Plan") are to attract and retain qualified and competent persons for service as members of the board of directors (the "Board") of U.S. Home Corporation (the "Company") by providing a means whereby such persons acquire an equity interest in the Company and to secure for the Company and its stockholders the benefit of the incentives inherent in such equity ownership by persons whose advice and counsel are important to the Company's future growth and continued success.

2.  Administration.


(a) The Board shall (i) administer the Plan, (ii) establish, subject to the provisions of the Plan, such rules and regulations as it may deem appropriate for the proper administration of the Plan and (iii) make such determinations under, and such interpretations of, and take such steps in connection with, the Plan or the options issued thereunder as it may deem necessary or advisable.

(b) The Board may from time to time appoint a Committee (the "Committee"), which shall initially be the Nominating Committee of the Board, which shall be comprised of at least three members of the Board and may delegate to the Committee full power and authority to take any and all action required or permitted to be taken by the Board under the Plan, whether or not the power and the authority of the Committee is hereinafter fully set forth. The Board or the Committee, as applicable, shall hereinafter be referred to as the "Administrator."

3.   Stock.

The stock (the "Stock") to be made the subject of an option under the Plan shall be the shares of common stock of the Company, $.01 par value per share, whether authorized and unissued or treasury stock. The total amount of Stock for which options may be granted under the Plan shall not exceed, in the aggregate, 100,000 shares, subject to adjustment in accordance with the provisions of Section 12 hereof. Any shares of Stock which were the subject of unexercised portions of any terminated or expired options may again be subject to the grant of options under the Plan during the remaining term of the Plan.

4.   Award of Options.

(a) Options shall be granted only to non-employee directors of the Board. No individual who is, at the time of grant, an employee of the Company shall be eligible to receive options under the Plan.

(b) All options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC").

(c) Any and all options granted under this Plan shall be granted not later than 10 years from August 19, 1993, the date the Plan was adopted by the Board.

(d) All options granted under the Plan shall be evidenced by a written agreement substantially in the form of Exhibit A annexed hereto (each an "Option Agreement").

5.   Number of Shares to Be Granted.

(a) Each person who is a non-employee director of the Company at the time of adoption of the Plan by the Board shall be granted an option for 5,000 shares of Stock (an "Initial Stock Option Grant") at the time of such adoption. Each person who becomes a non-employee director of the Company after the adoption of the Plan by the Board shall be granted an option for 5,000 shares of Stock at the time such person first becomes a non-employee director of the Company (a "New Director Stock Option Grant"). On the date of each annual meeting or special meeting in lieu of annual meeting of the stockholders of the Company, each person who continues to serve as a non-employee director of the Company immediately after such meeting shall be granted an option for 1,000 additional shares of Stock (an "Annual Stock Option Grant"); provided, that he or she has served as a non-employee director for at least six months prior to such meeting. The options shall be deemed automatically granted at the times, in the amounts and at the option prices set forth herein without any further action on the part of the Administrator, and the proper officers of the Company are authorized, empowered and directed to execute and deliver an Option Agreement to reflect each such grant at the times, in the amounts and at the option prices determined in accordance with the Plan.

(b) Each person who (i) is a non-employee director of the Company at the time of adoption of the Plan and (ii) has served as a non-employee director of the Company prior to June 21, 1993 shall be granted an option for 2,500 shares of Stock, in addition to the option granted pursuant to paragraph (a) of this Section 5, the aggregate of which shall be deemed an Initial Stock Option Grant for such directors.

6.   Price.

(a) In the case of an Initial Stock Option Grant, the exercise price of such Option shall be the greater of the (i) closing price of the Stock on the New York Stock Exchange (the "NYSE") on June 21, 1993 and
(ii) average closing price of the Stock on the NYSE for the 10 consecutive trading days ending August 20, 1993. Notwithstanding the foregoing, the exercise price of such Option will in no event be less than 95% of the average closing price of the Stock on the NYSE for the 20 consecutive trading days immediately prior to August 19, 1993.

(b) In the case of a New Director Stock Option Grant, the exercise price of such Option shall be the average closing price of the Stock on the NYSE for the 10 consecutive trading days prior to the date of the New Director Stock Option Grant. Notwithstanding the foregoing, the exercise price of such Option will in no event be less than 95% of the average closing price of the Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of the New Director Stock Option Grant.

(c) In the case of an Annual Stock Option Grant, the exercise price of such Option shall be the average closing price of the Stock on the NYSE for the 10 consecutive trading days prior to the date of the Annual Stock Option Grant. Notwithstanding the foregoing, the exercise price of such Option will in no event be less than 95% of the average closing price of the Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of the Annual Stock Option Grant.

(d) The closing price of the Stock, as of any particular day, shall be as reported in The Wall Street Journal; provided, however, that if the Stock is not listed on the NYSE on the dates the option price is to be determined, the option price shall be not less than the fair market value of the shares of Stock covered by the option at the time that the option is granted, as determined by the Administrator based on such empirical evidence as it deems to be necessary under the circumstances.

7.   Term.

Subject to Sections 9, 10 and 21 hereof, an option may be exercised by the holder thereof (a "Holder") in whole at any time or in part from time to time commencing with the date of grant of any option under the Plan, but no option may be exercised in any amount later than 10 years from the date such option was granted.

8.   Transferability.

No option may be transferable by a Holder other than by will or the laws of descent and distribution. During the lifetime of a Holder, the option may be exercisable only by such Holder. A Holder who acquires Stock hereunder may only transfer such Stock in compliance with applicable federal and state securities laws.

9.   Termination of Directorship.

If, on or after the date an option is granted under the Plan, a Holder
(i) resigns as a director of the Company or (ii) is removed as a director of the Company by the stockholders of the Company, with or without cause, the Holder shall have the right, not later than the earlier of (A) three months after such resignation or removal or (B) the termination date of the option as set forth in the Option Agreement, to exercise such option, to the extent the right to exercise such option shall have accrued at the date of such resignation or removal, except to the extent that such option theretofore shall have been exercised.

10.   Retirement, Death or Disability.

If a Holder retires at the age of 65 or above, dies, or becomes disabled (within the meaning of Section 22(e)(3) of the IRC) while a director of the Company, the Holder, the personal representative of the Holder or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, or the disabled Holder, shall have the right, not later than the earlier of
(i) three years from the date of the Holder's retirement, death or disability or (ii) the termination date of the option as set forth in the Option Agreement, to exercise such option to the extent the right to exercise such option shall have accrued at the date of such retirement, death or disability, except to the extent such option theretofore shall have been exercised.

11.   Payment for Stock.

(a) The purchase price of Stock issued upon exercise of options granted hereunder shall be paid in full on the date of purchase.
Payment shall be made either in cash or such other consideration as the Administrator deems appropriate, including, without limitation, Stock already owned by the Holder or Stock to be acquired by the Holder upon exercise of the option having a total fair market value, as determined by the Administrator, equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.

(b) Stock shall not be issued upon the exercise of options unless and until the aggregate amount of federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the exercise of such options have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Administrator may prescribe, including, without limitation, payment of such taxes by exchanging shares of Stock previously owned by the Holder or acquired upon the exercise of an option.

12.   Stock Adjustments.

(a) The total amount of Stock for which options shall be granted under the Plan and option terms (both as to the number of shares of Stock and the price of the option) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from payment of a stock dividend on the Stock, a subdivision or combination of the Stock, or a reclassification of the Stock, and (in accordance with the provisions contained in the following paragraph) in the event of a consolidation or a merger in which the Company will be the surviving corporation.

(b) After any merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each Holder shall, at no additional cost, be entitled, upon any exercise of his option, to receive, in lieu of the number of shares of Stock as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which such Holder would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Holder had been a Holder of record of a number of shares of Stock equal to the number of shares for which such option may then be so exercised. Comparable rights shall accrue to each Holder in the event of successive mergers or consolidations of the character described above.

(c)  In the event  of  any  sale  of all  or  substantially all of the assets of the Company, or any merger of the Company into another corporation, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any options, all options granted under the Plan and not previously exercised shall terminate unless exercised at least one business day before the scheduled closing of such event; provided, that any such exercise or termination shall be conditioned on the closing of such
transaction;  and  provided   further,  that  the  Board  may, in  its
discretion, require instead that all options granted under the Plan and not previously exercised shall be assumed by such other corporation on the basis provided in the preceding paragraph to the extent possible or practical.

(d) The adjustments described in this Section 12 and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

13.   Rights as a Stockholder.

A Holder or a transferee of an option shall have no rights as a stockholder with respect to any share of Stock covered by such Holder's option until such Holder has become the holder of record of such share of Stock, and, except for stock dividends as provided in
Section 12 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he or she shall become the holder of record thereof.

14.   Amendment and Termination.

The Board may at any time terminate, amend or modify the Plan in any respect it deems suitable; provided, however, that no such action of the Board, without the approval of the stockholders of the Company, may (i) increase the total amount of Stock on which options may be granted under the Plan, (ii) change the manner of determining the option price, (iii) change the class of individuals eligible to receive options, (iv) change the number of options which may be granted to each director, or (v) change the times when such options are granted; provided, further, that no amendment, modification or termination of the Plan may in any manner affect any option theretofore granted under the Plan without the consent of the then Holder. Notwithstanding the foregoing, the Plan may not be amended more than once in any six-month period except to comply with changes in the IRC, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any rules or regulations promulgated under either the IRC or ERISA.

15.   Investment Purpose.

At the time of exercise of any option, the Company may, if it shall deem it necessary or desirable for any reason, require the Holder to
(i) in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), represent in writing to the Company that it is such Holder's then intention to acquire the Stock for investment and not with a view to the distribution thereof or (ii) postpone the date of exercise until such time as the Company has available for delivery to the Holder a prospectus meeting the requirements of all applicable securities laws.

16.   Right to Remove Director.

Nothing contained herein or in any Option Agreement shall restrict the right of the stockholders of the Company to remove any Holder as director at any time, with or without cause, or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a director for any period of time, or at any particular rate of compensation.

17.   Finality of Determinations.

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Administrator shall be final and be binding and conclusive for all purposes.

18.   Indemnification of Directors.

Each director of the Company, solely in his or her capacity as a director, shall be indemnified by the Company against all costs and expenses reasonably incurred by such director in connection with any action, suit or proceeding to which he or she or any of the other directors may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid in settlement thereof
(provided such settlement shall be approved by independent legal counsel) or paid in satisfaction of a judgment in any such action, suit or proceeding, to the extent permitted by Delaware law. Upon the institution of any such action, suit or proceeding, a director of the Company shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such director undertakes to handle it on his or her own behalf.

19.   Federal Income Tax Consequences.

Under the present provisions of the IRC, the federal income tax consequences of participating in the Plan may be summarized as follows:
This summary is of general application only and its application to any individual will depend on that individual's circumstances. The summary does not address the effect of state and local income tax laws. The Plan is not subject to the provisions of Section 401(a) of the IRC or ERISA.

The recipient of an option shall not recognize income upon the grant of the option, but, upon exercise, generally shall recognize ordinary income in an amount equal to the difference between the fair market value of the Stock acquired on the exercise date and the option price. The Company shall be entitled to a tax deduction at the same time and in the same amount as the income recognized, provided that it appropriately withholds to the extent required by applicable law.

If an option is exercised within six months of the date of grant and the Holder is restricted from selling the Stock acquired upon exercise because of the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Holder elects under Section 83(b) of the IRC to be taxed immediately, he or she shall recognize ordinary income (and the Company shall be entitled to a deduction) at the end of the restricted period imposed by Section 16(b) in an amount equal to the difference between the fair market value of the Stock at that time and the option price.

If the Holder pays the option price entirely in cash for tax purposes, his or her basis in the shares of Stock received shall be equal to their fair market value on the exercise date (or the date on which the Section 16(b) period expires, if applicable), and the holding period for tax purposes shall begin on the day following the exercise date.

20.   Governing Law.

The Plan shall be governed by the laws of the State of Delaware.

21.   Effective Date.

The Plan shall become effective upon the date of its adoption by the Board and options shall be deemed granted at the close of business that day to all non-employee directors of the Company serving on the Board at that time, but no option may be exercised under the Plan unless and until the Plan shall have been approved by the stockholders of the Company within 12 months after its adoption by the Board. If the Plan is not so approved by the stockholders, all options granted hereunder shall be null and void.

22.   Override.

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

23.   Additional Information.

Additional information regarding the Plan and the Administrator may be obtained by contacting Ms. Kelly Somoza, Vice President, U.S. Home Corporation, 1800 West Loop South, Houston, Texas 77027, telephone number (713) 877-2391. The Company shall make available without charge to all Holders, upon written or oral request to Ms. Somoza at the
address  and/or   telephone  number  set  forth  above, the  following
documents, each of which is incorporated by reference into the Section 10(a) prospectus relating to the Plan:

(1) The Company's prospectus dated June 14, 1993, filed with the Securities and Exchange Commission (the "Commission") on June 16, 1993 pursuant to Rule 424(b) promulgated under the Securities Act (the "Prospectus"), relating to the Company's Amendment No. 2 to Form S-1 Registration Statement under the Securities Act filed with the Commission on June 11, 1993 (Registration No. 33-60638).

(2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.

(3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993.

(4)  The Company's Current Report on Form 8-K, dated April 1, 1993.

(5)  The Company's Current Report on Form 8-K, dated April 5, 1993.

(6)  The Company's Current Report on Form 8-K, dated June 9, 1993.

(7)  The Company's Current Report on Form 8-K, dated June 28, 1993.

(8) The description of the Stock contained in the Prospectus, under the headings "Capital Stock and Class B Warrants - Common Stock" on page 89 and "Capital Stock and Class B Warrants - Certificate of Incorporation" on pages 89-90. For additional information about the Stock, see the Prospectus, under the headings "Management - Board of Directors" on pages 41-42 and "Management - Director Nomination Procedures" on page 42, which are incorporated by reference into the
Section 10(a) prospectus relating to the Plan.

(9) Information on how the members of the Board are elected, their term of office, and the manner in which they may be removed from office is provided in Article SIXTH of the Second Restated Certificate of the Company, a copy of which is annexed hereto as Exhibit B.

Information concerning the Company will be periodically updated by the filing of reports by the Company pursuant to the Exchange Act. Such reports were incorporated by reference to the Section 10(a) prospectus relating to the Plan and will also be available to Holders upon written or oral request to the Company's offices as indicated above.



*     *     *     *


Approved by the Board of Directors

on August 19, 1993

                                                             EXHIBIT A



                       U.S  HOME CORPORATION
             NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                       STOCK OPTION AGREEMENT


OPTION AGREEMENT, dated as of ______________ __, 199_ between U.S. HOME CORPORATION, a Delaware corporation (the "Company"), and
________________________________ (the "Holder").

1.   Purpose.

The purpose of this Stock Option Agreement (this "Agreement") is to set forth the terms and conditions of the stock option granted to the Holder under the Non-Employee Directors' Stock Option Plan (the "Plan"). The terms and conditions (including defined terms) of the Plan are expressly incorporated herein and made a part of hereof with the same force and effect as if fully set forth herein. The acceptance by the Holder of the Option (as hereinafter defined) granted hereby shall constitute acceptance of and agreement with all of the terms and conditions contained in this Agreement and the Plan.

2.   Grant of Option.

The Company hereby grants to the Holder an option (the "Option") to purchase all or any part of an aggregate of (5,000) (7,500) (1,000) shares of the Company's common stock, $.01 par value per share (the "Stock"), at a price of $______ * per share (the "Exercise Price"), subject to adjustment as herein provided. Such Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC").

3.   Term.

Subject to Sections 4, 5 and 13 hereof, the Option shall be exercisable in whole or in part at any time on or after the date hereof; provided, however, that the Option shall expire on the date 10 years from the date hereof. Any exercise shall be accompanied by a written notice to the Company in substantially the form attached hereto as Schedule 1.

4.   Termination of Directorship.

If, on or after the date the Option is granted, the Holder (i) resigns as a director of the Company or (ii) is removed as a director of the Company by the stockholders of the Company, with or without cause, the Holder shall have the right, not later than the earlier of (A) three months after such resignation or removal or (B) the termination date of the Option set forth herein, to exercise the Option, to the extent the right to exercise the Option shall have accrued at the date of such resignation or removal, except to the extent that the Option theretofore shall have been exercised.

5.   Retirement, Death or Disability.

If the Holder retires at the age of 65 or above, dies, or becomes disabled (within the meaning of Section 22(e)(3) of the IRC) while a director of the Company, the Holder, the personal representative of the Holder or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, or the disabled Holder, will have the right, not later than the earlier of
(i) three years from the date of the Holder's retirement, death or disability or (ii) the termination date of the Option set forth herein, to exercise the Option to the extent the right to exercise the Option shall have accrued at the date of such retirement, death or disability, except to the extent the Option theretofore shall have been exercised.

6.   Transferability.

The Option shall not be transferable by the Holder other than by will or the laws of descent and distribution. During the lifetime of the Holder, the Option shall be exercisable only by such Holder. If the Holder acquires Stock hereunder, the Holder shall only transfer such Stock in compliance with applicable federal and state securities laws.

7.   Payment of Exercise Price.

Payment for shares of Stock issued upon exercise of the Option shall be paid in full on the date of purchase. Payment shall be made either in cash or in such other consideration as the Administrator (as defined in the Plan) deems appropriate. Notwithstanding the foregoing, shares of Stock shall not be issued upon exercise of the Option unless and until the aggregate amount of Federal, state and local taxes of any kind required to be withheld, if any, with respect to such exercise have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Administrator may prescribe.

8.   Adjustment to Option.

The  number  of shares of Stock subject to the Option and the Exercise
Price  shall   be   adjusted, as  necessary, in  accordance  with  the
provisions of Section 12 of the Plan.

9.   No Rights as Stockholder.

The Holder shall have no rights as a stockholder with respect to any Stock covered by the Option until such person has become the holder of record of such Stock, and, except for stock dividends as provided in
Section 12 of the Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such Stock for which the record date is prior to the date on which he or she shall become the holder of record thereof.

10.   Right to Remove Director.

Nothing contained herein or in any Option Agreement shall restrict the right of the stockholders of the Company to remove any Holder as director at any time, with or without cause, or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a director for any period of time, or at any particular rate of compensation.

11.   Representations.

(a) At the time of any exercise of the Option, the Company may, if it shall deem it necessary or desirable for any reason, require the Holder to (i) in the absence of an effective registration statement under the Securities Act of 1933, as amended, represent in writing to the Company that it is his then intention to acquire the Stock for investment and not with a view to the distribution thereof or (ii) postpone the date of exercise until such time as the Company has available for delivery to the Holder a prospectus meeting the requirements of all applicable federal or state securities laws.

(b) Holder hereby represents to the Company that, upon the grant of the Option, Holder will not beneficially own in excess of 4.9 percent of the value of the equity securities (as defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended) of the Company;
provided that for purposes of this Section 11(b), all outstanding options to acquire equity securities (including the Option and the Company's Class B Warrants) of the Company are deemed to be exercised.**

12.   Governing Law.

This Agreement shall be governed by the laws of the State of Delaware.

13.  Stockholder Approval.

Any Option granted under the Agreement shall not be exercisable unless or until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of Section 21 of the Plan.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                           U.S. HOME CORPORATION


                           By:__________________________
                           Name:
                           Title:

                           Holder


                           _____________________________
                           Signature

                           Name: _______________________


                           Address:  ___________________

                                     ___________________

                                                            SCHEDULE 1



U.S. Home Corporation
1800 West Loop South
Houston, Texas  77252

Attention:  Secretary

Re:  Notice of Exercise of Stock Option

Dear Sir:

I am the holder of the below-described option to acquire shares of common stock, $.01 par value per share (the "Common Stock"), of U.S. Home Corporation (the "Company") granted under the U.S. Home Corporation Non-Employee Directors' Stock Option Plan:

                    Number of Shares              Exercise Price
Date of Option      Subject to Option             Per Share
______________      _________________             ______________


I hereby exercise my option to purchase ______ shares of Common Stock and tender the purchase price therefor, reserving my right to purchase any remaining shares of Common Stock subject to the option in accordance with its terms.

In making this purchase, I hereby represent to you as follows:

1. In the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), I am purchasing these shares of Common Stock for my own account for investment and without any present intention of disposing of the shares by public offering or otherwise.

2. I will not dispose of the shares of Common Stock unless a registration statement under the Securities Act and applicable state securities and "blue sky" laws covering the shares of Common Stock is in effect or, in the opinion of counsel to the Company, an exemption from such registration is available.

Dated:  ____________ __, _____

                               Very truly yours,

                               _________________________________
                               Signature

                               Name: ___________________________
                               Address: ________________________
                               _________________________________

                                                             EXHIBIT B





SIXTH: The following provisions will apply to the composition of the Board of Directors and the election, qualification and removal of directors:

1. Number of Directors. Until the Annual Meeting to be held during 1996, the number of directors constituting the entire Board of Directors will be 11. Thereafter, commencing with the Annual Meeting to be held in 1996, the number of directors constituting the entire Board of Directors will be determined by a resolution adopted by a majority of the entire Board of Directors, but such number will not be less than 7 or more than 15. The minimum and maximum number of directors of the Corporation may be increased or decreased only by amending this Restated Certificate of Incorporation in accordance with Article ELEVENTH hereof; provided, that the number of directors will not be reduced at any time so as to shorten the term of any director at the time in office. Notwithstanding the foregoing, the provisions of this Article SIXTH,
Section 1 shall be subject to the provisions of Section C, paragraph 3(c) of Article FOURTH hereof.

2. Classes of Directors and Term of Office. Subject to Section C, paragraph 3(c) of Article FOURTH hereof, until the Annual Meeting to be held during 1996, the directors will be divided, with respect to the time for which they hold office, into three classes: Class I, Class II and Class III. Class I will initially consist of Messrs. George A. Poole, Jr., Herve' Ripault and James W. Sight, who will each hold office for a term expiring at the Annual Meeting to be held during 1994; Class II will initially consist of Messrs. Glen Adams, Steven L. Gerard, Kenneth J. Hanau, Jr. and Charles A. McKee, who will each hold office for a term expiring at the Annual Meeting to be held during 1995; and Class III will initially consist of Messrs. Malcolm T. Hopkins, Jack L. McDonald, Robert J. Strudler and Isaac Heimbinder, who will each hold office for a term expiring at the Annual Meeting to be held during 1996. Any person (i) elected to the Board of Directors at the Annual Meetings to be held during 1994 or 1995 or (ii) selected to fill any vacancy in the Board of Directors in a Class elected at the Annual Meetings held during 1994 or 1995 will hold office for a term expiring at the Annual Meeting held during 1996, provided, however, that any director elected pursuant to Section C, paragraph 3(c) of Article FOURTH hereof will hold office in accordance with the terms of such provision. Each director (a) elected to the Board of Directors at any Annual Meeting, commencing with the Annual Meeting to be held in 1996 or (b) selected to fill any vacancy in the Board of Directors after the Annual Meeting to be held during 1996 will hold office for a term expiring at the next Annual Meeting. Each director will hold office until such director's successor has been duly elected and qualified.

3. Removal. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws (and notwithstanding the fact that some lesser percentage may be specified by law), until the Annual Meeting to be held in 1996, a director may be removed from office only for cause by the vote of the holders of at least 75 percent of the shares of Capital Stock issued and outstanding and entitled to vote thereon. For purposes of this paragraph 3 of this Article SIXTH,
"cause"   means,  with  respect  to  any  director, (i)  a  director's continuing, willful failure to perform the duties required of his or her position (other than as a result of total or partial incapacity due to physical or mental illness), (ii) gross negligence or malfeasance by a director in the performance of his or her duties or (iii) the conviction or plea of nolo contendere to a crime by a director that constitutes a felony under the laws of the United States, or any state thereof, which results or was intended to result directly or indirectly in gain or personal enrichment by such director at the expense of the Corporation.

4. Vacancies. Until the Annual Meeting to be held during 1996, any vacancy in the Board of Directors resulting from any cause, including, without limitation, the death, resignation or removal of Kenneth J. Hanau, Jr., Charles A. McKee, Herve' Ripault, Robert J. Strudler or Isaac Heimbinder or any of their successors (collectively, the "Continuing Directors") may be filled only by a vote of a majority of the Continuing Directors remaining in office or, if there are no remaining Continuing Directors, by the holders of shares of Capital Stock having at least a majority of the votes which could be cast by the holders of all of the issued and outstanding shares of voting Capital Stock. Until the Annual Meeting to be held during 1996, any vacancy in the Board of Directors resulting from any cause, including, without limitation, the death, resignation or removal of Glen Adams, Steven L. Gerard, Malcolm T. Hopkins, Jack L. McDonald, George A. Poole, Jr. or James W. Sight or any of their successors (collectively, the "New Directors") may be filled only by a vote of a majority of the New Directors remaining in office or, if there are no remaining New Directors, by the holders of shares of Capital Stock having at least a majority of the votes which could be cast by the holders of all of the issued and outstanding shares of voting Capital Stock. If the Board of Directors is still divided into classes at the time of the filling of such vacancy, any director so elected will serve until the next election of the class for which such director has been chosen and until his successor is elected and qualified. Any individual elected or nominated (in accordance with paragraph 5 of this Article SIXTH) by the New Directors must meet the same criteria with respect to eligibility for election as a director set forth in Section 6.1 of the USH Plan as his or her predecessor. Subject to Section C, paragraph 3(c) of Article FOURTH hereof, subsequent to the Annual Meeting to be held during 1996, any vacancy in the Board of Directors resulting from any cause, including, without limitation, death, resignation or removal of a director, may be filled only by a vote of a majority of the remaining directors, or, if there are no remaining directors then in office, by the holders of shares of Capital Stock having at least a majority of the votes which could be cast by the holders of all of the issued and outstanding shares of voting Capital Stock. Any director so elected will serve until the next election of directors and until his successor is elected and qualified.

5. Nomination of Directors. Until the Annual Meeting to elect directors to be held in 1996, nominations for election to the Board of Directors due to expiring terms of Continuing Directors and New Directors will be made by a majority of the remaining Continuing Directors or New Directors, respectively. Subject to the provisions of Section C, paragraph 3(c) of Article FOURTH hereof, after the Annual Meeting to be held in 1996, nominations for election to the Board of Directors due to expiring terms of directors will be made by the affirmative vote of a majority of the entire Board of Directors.




* To be determined pursuant to Section 6 of the Stock Option Plan. ** Section 11(b) will not be required after June 22, 1995.